UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2005

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	231739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2006, Registrant's wholly-owned subsidiary, Avatar Properties Inc. ("Properties"), entered into an Option Agreement with The Nature Conservancy, a nonprofit District of Columbia corporation (the "Conservancy"), whereby an option was granted in favor of the Conservancy to purchase Properties' approximate 4,471-acre property known as Ocala Springs in Marion County, Florida (the "Option Agreement"). The option to purchase the Property (as defined in the Option Agreement) may be exercised at any time on or prior to December 6, 2006. If the option is exercised by the Conservancy, at closing the Conservancy would convey a portion of the Property, as determined by the Conservancy and the Florida Department of Environmental Protection, Division of Land Sales, to the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida (the "Trustees"), contingent upon payment at closing by the Trustees of $43,245,000 of the closing price. The transaction is also contingent upon payment at closing by Marion County of $2,000,000 of the purchase price and its payment to the Conservancy of $500,000 for closing costs. The potential purchase requires approval by the Trustees. The potential purchase would allow the Property to be placed in conservation and preservation use in the future.

The aggregate purchase price for the Property is approximately $76,245,000, subject to adjustment, contingent upon confirmation of acreage after completion of a boundary survey, with any reduction in the final surveyed area from the estimated 4,471 acres resulting in a possible reduction of the purchase price. Closing is contemplated to occur on or before December 22, 2006 unless title defects exist, survey problems arise, an environmental site assessment contains environmental considerations, or any other documents are required of Properties, in which event closing may be scheduled after December 22, 2006. In addition, Properties has the option, in its sole discretion, to reschedule the closing for January 4, 2007. Notwithstanding the foregoing, there can be no assurance that the transaction will occur or, if undertaken, what the final terms or timing of such transaction may be.

In general, under the Option Agreement, Properties is required to indemnify the Conservancy for liabilities and remedial measures relating to non-compliant environmental conditions at the Property. However, Properties' indemnification liability may not exceed two percent of the aggregate purchase price.

Item 7.01 Regulation FD Disclosure.

On October 23, 2006, Registrant issued a press release announcing the execution of the Option Agreement described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated October 23, 2006.

The information in Item 7.01 of this report, including the exhibit hereto, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this report, including the exhibit hereto, shall not be incorporated by reference to any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Registrant specifically states that the information in Item 7.01 of this particular report is incorporated by reference.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

October 26, 2006	By:	JUANITA I. KERRIGAN

Name: JUANITA I. KERRIGAN
Title: VICE PRESIDENT & SECRETARY

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 23, 2006.